Exhibit 4.29

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [______]	NUMBER OF RIGHTS: [______]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [______], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST MACKENZIE PARTNERS, INC., THE INFORMATION AGENT FOR THE RIGHTS OFFERING AT (212) 929-5500 OR (800) 322-2885 (TOLL FREE)..

MONEYONMOBILE, INC.

(Incorporated under the laws of the State of Texas)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase one share of Common Stock of MoneyOnMobile, Inc.,

Subscription Price: $[  ] per share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 4, 2018, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights set forth above. Each subscription right entitles the holder thereof to subscribe for and purchase one share of MoneyOnMobile, Inc., a Texas corporation, pursuant to the basic subscription right, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of MoneyOnMobile, Inc. Subscription Rights Certificate” accompanying this Rights Certificate. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional shares of Common Stock that remain unsubscribed, subject to proration, as described in the Prospectus pursuant to the over-subscription privilege. The subscription rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price. THE RIGHTS EVIDENCED BY NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

This Rights Certificate is not valid unless countersigned by Securities Transfer Corporation, the Subscription Agent.

WITNESS the seal of MoneyOnMobile, Inc. and the signatures of its duly authorized officers.	By:
Dated: [______], 2018	Harold H. Montgomery, Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

By:

Securities Transfer Corporation

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

You are required initially to pay for both the shares of Common Stock subscribed for pursuant to the basic subscription right and the over-subscription privilege. To subscribe for shares of Common Stock pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional shares of Common Stock pursuant to your over-subscription privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$[ ]	=	$
	Number of Shares		Subscription Price		Payment Enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional shares of Common Stock pursuant to your over-subscription privilege

Over Subscription Privilege:		X	$[ ]	=	$
	Number of Share		Subscription Price		Payment Enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $______________

METHOD OF PAYMENT (CHECK ONE):	☐	Cashier’s check, drawn on a U.S. Bank payable to “Securities Transfer Corporation, as subscription agent for MoneyOnMobile, Inc.”;

☐

Domestic wire transfer of immediately available funds directly to the account maintained by Securities Transfer Corporation, as subscription agent, for purposes of accepting subscriptions in this rights offering at EagleBank, 7815 Woodmont Avenue, Bethesda, MD 20814, Credit:

Securities Transfer Corporation as Rights Agent for MoneyOnMobile, Inc., ABA Number:055003298, Account # 200303717, for further credit to MoneyOnMobile, Inc. and name of the subscription rights holder; or

	☐	International wire transfer of immediately available funds directly to the account maintained by Securities Transfer Corporation, as subscription agent, for purposes of accepting subscriptions in this rights offering at Wells Fargo Bank NA, 464 California Street, San Francisco, CA 94104, Credit: Securities Transfer Corporation as Rights Agent for MoneyOnMobile, Inc., ABA Number: 055003298, SWIFT Number WFBIUS6S, Account # 200303717, for further credit to EagleBank, Beneficiary Name: Securities Transfer Corporation as Rights Agent for MoneyOnMobile, Inc. and name of the subscription rights holder.

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

APPLY MEDALLION GUARANTEE STAMP HERE

Signature(s) of Subscriber(s)

Names(s):

Capacity

(Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement to:

Securities Transfer Corporation

2901 Dallas Parkway, Suite 380

Plano, Texas 75093